Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement 333-119145 on Form S-8, and Registration Statement Nos. 333-123095, 333-113202, 333-108286, 333-108285, 333-98979, 333-99001, 333-67698, and 333-71764 on Form S-8 of our report dated April 24, 2006, relating to the financial statements of Science Applications International Corporation, appearing in this Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2006.

/s/    DELOITTE & TOUCHE LLP

San Diego, California

April 28, 2006